                                                                  Exhibit 3.1


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                SEQUA CORPORATION

                         ------------------------------

     We, the undersigned, being the Senior Executive Vice
President and General Counsel and the Secretary, respectively of Sequa Corporation, a Delaware corporation, do hereby certify that:

     1. The name of the corporation (hereinafter called the "corporation") is SEQUA CORPORATION.

     2. The certificate of incorporation of the corporation is hereby amended by striking out Article FOURTH, Paragraph A thereof and by substituting in lieu thereof the following new
Article FOURTH, Paragraph A:

     "A. Classes and Number of Shares. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 61,825,000 shares. The classes and the aggregate number of shares of stock of each class which the Corporation shall have authority to issue are as follows:

          50,000,000 shares of Class A Common Stock, no par value (the "Class A Common Stock");

          10,000,000 shares of Class B Common Stock, no par value (the "Class B Common Stock"); and

          1,825,000 shares of Preferred Stock, one dollar par value (the "Preferred Stock")."

     3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, we have signed and attested this Certificate this 4th day of June, 1999.


                             /s/ Stuart Z. Krinsly
                             ---------------------------------
                             Stuart Z. Krinsly
                             Senior Executive Vice President
                             and General Counsel

ATTEST:


/s/ Steven R. Lowson
------------------------------------------
   Steven R. Lowson
   Secretary

                      RESTATED CERTIFICATE OF INCORPORATION
                                       of
                            SUN CHEMICAL CORPORATION


     IT IS HEREBY CERTIFIED that:

     1. (a) The present name of the corporation (hereinafter called the "Corporation") is Sun Chemical Corporation.

     (b) The name under which the Corporation was originally incorporated is General Printing Ink Corporation; and the date of filing the original certificate of incorporation with the Secretary of State of the State of Delaware is March 28, 1929.

     2. The provisions of the certificate of incorporation of the Corporation, as heretofore amended and/or supplemented, are hereby restated and integrated into the single instrument which is hereinafter set forth and which is entitled Restated Certificate of Incorporation of Sun Chemical Corporation, without further amendment and without any discrepancy between the provisions of the certificate of incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

     3. The Board of Directors of the Corporation has duly adopted this Restated Certificate of Incorporation pursuant to the provisions of Section 245 of the General Corporation Law of the State of Delaware in the form annexed hereto.

Signed and attested to on February 15, 1985.





                             /s/

                             --------------------------------
                             Executive Vice President
                             Finance and Administration


Attest:


/s/_________________________
Vice President and Secretary

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       of

                            SUN CHEMICAL CORPORATION

                            (A Delaware Corporation)


                                   ----------


     First: The name of the Corporation is

                            SUN CHEMICAL CORPORATION

     Second: The name of the county and city within the county in which the principal office or place of business of the Corporation is to be located in the State of Delaware is the County of Kent, City of Dover, and the name of the resident agent of the Corporation is The Prentice-Hall Corporation System, Inc. The street and number of such principal office or place of business is No. 229 South State St. and the address by street and number of said resident agent is No. 229 South State Street, in said City of Dover, County of Kent, State of Delaware.

     Third: The nature of the business and the objects or purposes to be transacted, promoted or carried on by the Corporation are:

     1. To carry on the business of ink makers, printers, stationers, bookbinders, lithographers, stereotypers, electrotypers, photographic printers, photolithographers, engravers, die-sinkers and blank-book manufacturers, including the printing of books, pamphlets, periodicals, newspapers, posters, circulars, envelopes, bill and letterheads, cards, tags, labels, commercial, financial and law blanks, and papers and forms of every kind and description.

     2. To make, manufacture, produce, prepare, compound, acquire, develop, experiment with, hold, use, buy, sell, dispose of, import, export and generally deal in and with any and all kinds of inks, colors, dyes, varnishes, oils, paints, driers, dry colors, lacquers, enamels, chemicals, explosives, paste, mucilage, sealing wax, typewriter ribbons, ink pads, carbon paper, pulps, papers, cardboard boxes, packages, bags, books and any other article or articles of a like or similar nature;

     3. To make, manufacture, construct, produce, prepare, acquire, develop, experiment with, hold, use, equip, repair, remodel, operate, buy, sell, lease, install, import, export and generally deal in and with any and all kinds of printing machines, printing presses, rollers, paper cutting, numbering and ruling machines, and any and all other kinds of machinery, devices, utensils and supplies used by ink makers, printers, stationers, bookbinders, lithographers, stereotypers, electrotypers, photographic printers, photo-lithographers, engravers, die-sinkers and blank-book manufacturers, and any apparatus, accessories and improvements thereof of every kind and description;

     4. To make, manufacture, construct, produce, prepare, acquire, develop, experiment with, hold, use, equip, repair, remodel, operate, buy, sell, lease, install, import, export, and generally deal in and with any and all kinds of machines, machinery, engines, motors, dynamos, apparatus, instruments, fixtures, appliances, devices, contrivances and other articles, and any apparatus, accessories and improvements thereof of every kind and description;

     5. To take, buy, purchase, exchange, take on lease and sublease, and otherwise acquire, own, use, hold, occupy, manage, control, maintain, improve, develop, mortgage and otherwise encumber, sell, assign, transfer, convey, lease, sublease and otherwise dispose of, and generally deal in and with real estate, real property, and any and all interests and rights therein and thereto, located in any part of the world;

     6. To purchase, lease and otherwise acquire, erect, construct, make, improve, maintain and operate, or aid in or subscribe towards the erection, construction, making, improvement, maintenance and operation of, mills, factories, plants, laboratories, shops, printing establishments, store houses, tanks, buildings, roads, water courses, reservoirs, docks, piers, wharves, machinery, cars, and other rolling stock, steamers, steamboats, tugs, barges, vessels, works and structures of every kind and description, in so far as the same may appertain to or be useful in the conduct of the business of the Corporation;

     7. To adopt, apply for, obtain, register, purchase, lease and otherwise acquire, maintain, protect, hold, control, own, use, exploit, operate, introduce, develop, pledge, sell, assign, grant, grant licenses and other rights with respect to and otherwise dispose of, and generally deal in and with inventions, improvements, processes, copyrights, patents, trade-marks, formulae, trade names, labels, distinctive marks and similar rights of any nature and whether or not granted, registered or established by or under the laws of the United States or of any State thereof or of any other country or place;

     8. To subscribe for, purchase and otherwise acquire, underwrite, obtain an interest in, own, hold, pledge, hypothecate, mortgage, assign, deposit, create trusts with respect to, sell, exchange and otherwise dispose of and generally deal in and with securities of every kind and description of any government, state, territory, district, municipality or other political or governmental division or subdivision, body politic, corporation, association, partnership, firm, trustee, syndicate, individual, combination, organization or entity whatsoever, located in or organized under the laws of any part of the world, including (without limiting the generality of the foregoing) stocks, shares, voting trust certificates, bonds, mortgages, debentures, notes, land trust certificates, warrants, rights, scrip, commercial paper, choses in action, evidences of indebtedness, certificates of interest and other obligations and securities of any nature howsoever evidenced; to acquire and become interested in any such securities by original subscription, underwriting, participation in syndicates and otherwise and irrespective of whether or not such securities are fully paid or subject to further payments or assessments; to exercise any and all rights, powers and privileges of individual ownership and interest in respect of any such securities, including the right to vote thereon and otherwise act with respect thereto; to pay any assessments that may be levied upon any such securities; to receive, collect and dispose of interest, dividends, rights, profits, income and emoluments of any kind whatsoever from any such securities and transactions;

     9. For any purpose, upon any terms and without limit, to borrow or raise money and to issue, draw, make, accept, endorse, guarantee, sell and dispose of bonds, debentures, notes, drafts, bills of exchange, warrants, certificates of indebtedness, certificates of interest and other obligations and securities of the Corporation, secured or unsecured and howsoever evidenced, and as security therefor to mortgage, pledge, convey, assign in trust or grant any charge or impose any lien upon all or any part of the real or personal property, rights, interests or franchises of the Corporation, whether owned by it at the time or thereafter acquired, and to lend money or other property with or without collateral security;

     10. To promote, finance, aid and assist, financially and otherwise, any body politic, corporation, association, partnership, firm, trustee, syndicate, individual, combination, organization or other entity, located in or organized under the laws of any part of the world, any stock, share, voting trust certificate, bond, mortgage, debenture, note, right, warrant, scrip, commercial paper, choses in action, contract, evidence of indebtedness, certificate of interest or other obligation or security of which is held directly or indirectly by or for the Corporation, or in the business, financing or welfare of which the Corporation shall have any interest; and in connection therewith to guarantee or become surety for the performance of any undertaking or obligation of any such entity, and to guarantee by endorsement or otherwise the payment of the principal of or interest or dividends on or sinking fund payments with respect to any such security of any such entity or any other payments whatsoever to be made by it; and to join in any reorganization with respect to any such entity;

     11. To promote, institute, enter into, conduct, perform, assist or participate in every kind of commercial, mercantile, manufacturing, mining, or industrial enterprise, business, work, contract, undertaking, venture and operation in any part of the world, and for any such purpose to purchase, lease and otherwise acquire, take over, hold, sell, liquidate and otherwise dispose of the real estate, plants, equipment, inventory, merchandise, materials, stock, good will, rights, franchises, patents, trade-marks and trade names and other properties of corporations, associations, partnerships, firms, trustees, syndicates, individuals, combinations, organizations and other entities located in or organized under the laws of any part of the world; to continue, alter, extend and develop their business, assume their liabilities, guarantee or become surety for the performance of their obligations, reorganize their capital and participate in any way in their affairs, and to take over as a going concern and to continue in its own name any business so acquired;

     12. To pay for any property, securities, rights or interests acquired by the Corporation in cash or other property, rights or interests held by the Corporation or by issuing and delivering in exchange therefor its own property, stock, shares, bonds, debentures, notes, warrants for stock, certificates of indebtedness or other obligations or securities howsoever evidenced;

     13. To purchase, hold, cancel, reissue, sell, resell and transfer shares of its own capital stock and its own bonds, debentures, warrants, rights, scrip or other obligations or securities of any nature howsoever evidenced; provided that shares of its own capital stock belonging to the Corporation shall not be voted upon directly or indirectly;

     14. To carry on all or any part of its business, objects or purposes as principal, factor, agent, contractor, trustee or otherwise, either alone or associated with any corporation, association, partnership, firm, trustee, syndicate, individual, combination, organization or entity in any part of the world;

     15. In carrying on its business and for the purpose of furthering its objects and purposes, to enter into and perform agreements and contracts of any nature with any government, state, territory, district, municipality, political or governmental division or subdivision, body politic, corporation, association, partnership, firm, trustee, syndicate, individual, combination, organization or entity whatsoever;

     16. To conduct its business in any and all branches thereof, so far as permitted by law, in the State of Delaware, other States, the District of Columbia, the territories, colonies, possessions and dependencies of the United
States and in foreign countries, and to maintain one or more offices and agencies either within or anywhere without the State of Delaware, and to hold, purchase, mortgage, convey and otherwise deal in and with real and personal property out of as well as within the State of Delaware;

     17. To exercise any and all powers and privileges which it might now or hereafter be lawful for any corporation to exercise under and in pursuance of the General Corporation Law of the State of Delaware or any other law that may now or hereafter be applicable to the Corporation;

     18. To do any and all other acts and things necessary, appropriate or convenient for the furtherance of the business, objects and purposes herein enumerated and for the exercise of the powers herein conferred.

     19. The foregoing clauses of this Article Third shall be construed as purposes, objects and powers, and the matters expressed in each clause shall not be limited in any way, except as otherwise expressly provided, by reference to or inference from the terms of any other clause (or any other matter within the same clause), but shall be regarded as independent purposes, objects and powers. The enumeration of specified purposes, objects and powers shall not be considered to exclude, limit or restrict in any manner any power, right or privilege given to the Corporation by law, or to limit or restrict the meaning of the general terms or the general powers of the Corporation, nor shall the expression of one thing be deemed to exclude another, although it be of like nature, not expressed.

     20. Nothing herein contained shall be construed as authorizing the Corporation to possess the power of issuing bills, notes, or other evidences of debt for circulation as money, or the power of carrying on the business of receiving deposits of money, or the business of buying gold and silver bullion or foreign coins, or the business of banking or insurance. The Corporation shall not have the power to construct, maintain or operate public utilities within the State of Delaware, or the right of taking and condemning lands in the State of Delaware.

     21. Nothing herein contained shall be construed as giving the Corporation any rights, powers or privileges not permitted to it by law, but the occurrence within any of the foregoing clauses of this Article Third of any purpose, power or object prohibited by the laws of the State of Delaware or of any other State or of any district, territory, colony, dependency or foreign country in with the Corporation may carry on business shall not invalidate any other purpose, power or object not so prohibited, by reason of contiguity or apparent association therewith.

     FOURTH:

     1. Number and Classes of Shares Authorized. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 12,500,000 shares, divided into 12,000,000 shares of Common Stock of the par value of $1 each and 500,000 shares of Preferred Stock of the par value of $100 each.

     2. Preferred Stock Issuable in Series. Subject to the limitations and provisions contained in this Article Fourth, the Preferred Stock (hereinafter in this Article Fourth sometimes called "Preferred Stock") may be issued from time to time in one or more series and in such amounts, not to exceed the total authorized herein, with such voting powers, full or limited, or without voting powers as may be determined by the Board of Directors. The Board of Directors is hereby expressly granted the power to fix by resolution or resolutions providing for the issue of such stock the designations, powers (including voting powers, if any), preferences and relative, participating, optional, conversion and other special rights, and the qualifications, limitations and restrictions thereof, of the Preferred Stock of each series, not inconsistent with this Article Fourth and to the extent not stated and expressed herein.

     The term "fixed for such series" and correlative terms shall mean stated and expressed in a resolution or resolutions adopted by the Board of Directors providing for the issue of Preferred Stock of the series referred to.

     All shares of Preferred Stock shall be of equal rank with each other, regardless of series.

     3. Definitions. For the purpose of this Article Fourth the following terms shall have the following meanings unless the context shall otherwise indicate:

     Dividends on Junior Stock

     See the definition of "Junior Stock (and related terms)" below.

     Junior Stock (and related terms)

     The term "Junior Stock" shall mean Common Stock and any other class of stock of the Corporation hereafter authorized except (a) Preferred Stock and (b) any Other Preferred Stock which may hereafter be authorized in compliance with
Section 10.

     The term "Dividends on Junior Stock" shall mean the declaration, payment, distribution, or setting apart of cash or other assets (excepting shares of Junior Stock) to or for the benefit of holders of Junior Stock or of one or more classes thereof.

     The term "Purchase of Junior Stock" shall mean the purchase or acquisition of Junior Stock by the Corporation or by a Subsidiary, and the redemption or Junior Stock by the Corporation, provided that neither (i) a purchase, redemption, or other acquisition of Junior Stock by the Corporation which is made (aa) substantially simultaneously with the issuance of other Junior Stock and (bb) by the application of a sum not greater than the net proceeds received from such issuance of such other Junior Stock, nor (ii) an acquisition of Junior Stock through the issuance of other Junior Stock therefor, shall be deemed a Purchase of Junior Stock.

     To the extent that property other than cash is used in the payment of Dividends on or the making of a Purchase of Junior Stock such property shall be valued at the greater of
(i) net book value, or (ii) fair value as determined by the Board of Directors of the Corporation.

     Other Preference Stock

     The term "Other Preference Stock" shall mean any stock of the Corporation which may hereafter be authorized pursuant to
Section 10 and which has any preference or priority as to dividends or assets superior to or on a parity with such preference or priority of the Preferred Stock.

     Purchase of Junior Stock

     See the definition of "Junior Stock (and related terms)" above.

     Securities

     The term "securities" means bonds, notes, debentures, stock, shares of beneficial interest in trusts or associations, and in general any interests or instruments commonly known as "securities."

     Subsidiary

     The term "Subsidiary" means a corporation of which more that 50% of the outstanding stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class, or classes, of such corporation shall have, or might have, voting power by reason of the happening of any contingency), is at the time directly, or indirectly, through one or more intermediaries, owned by the Corporation and/or by one or more Subsidiaries, provided that in determining for the purpose of this definition whether more than 50% of a corporation's outstanding stock having ordinary voting power as aforesaid is thus owned, there shall be excluded such part of such stock as shall appropriately reflect any outstanding minority common stock interest of the Subsidiary or Subsidiaries directly of indirectly controlling such corporation.

     4. Preferential Dividends. The holders of Preferred Stock of each series shall be entitled to receive, when and as declared by the Board of Directors, out of any assets legally available for that purpose, preferential dividends in cash at the rate fixed for such series, which dividends may be cumulative or non-cumulative and participating or non-participating and subject to any other terms and conditions not inconsistent with this Article Fourth fixed by the Board of Directors for such series.

     Such preferential dividends shall be payable quarterly on the first day of January, April, July and October in each year, to stockholders of record on the respective dates fixed for the purpose by the Board of Directors in advance of payment of each dividend, except that with respect to any Preferred Stock issued within 30 days preceding any of such quarterly dividend payment dates, the initial preferential dividend may be paid on the next succeeding of such dates. Preferential dividends on the Preferred Stock shall accrue from the date or dates fixed for the respective series and shall be cumulative on each series, if any, of Preferred Stock for which the Board of Directors has fixed cumulative rights. Each share of Preferred Stock shall rank on a parity with each other share of Preferred Stock, irrespective of series, with respect to preferential dividends at the respective rates fixed for such series; no preferential dividends shall be declared or paid or set apart for payment for any series of Preferred Stock unless at the same time a dividend in like proportion to the preferential dividends accrued upon the Preferred Stock of each other series shall be declared or paid or set apart for payment as the case may be, on the Preferred Stock of each other series then outstanding. An accumulation of dividends on Preferred Stock shall not bear interest.

     5. Limitations on Making Distributions on Stock While Preferred Stock Outstanding. As long as any Preferred Stock is outstanding, the Corporation shall not pay any Dividends on Junior Stock or Purchase or permit any Subsidiary to Purchase any Junior Stock of the Corporation:

          (a) Unless the Board of Directors shall have declared, and the Corporation shall have paid in full, all accrued cumulative preferential dividends on Preferred Stock of all series for which the dividends are cumulative for all previous quarterly dividend periods;

          (b) Unless the Board of Directors shall have declared and the Corporation shall have paid or declared and set apart for payment in full preferential dividends on the Preferred Stock of all series for the current quarterly dividend period; and

          (c) Unless the Corporation shall have complied with any applicable Preferred Stock sinking fund, retirement fund, purchase fund or retirement program provisions or analogous provisions which may be fixed for any series of Preferred Stock, to the extent that compliance with such provisions is made thereby a condition precedent to the payment of dividends on Junior Stock and/or to the Purchase of Junior Stock, as the case may be, then proposed.

     In the event that at the time there shall have been compliance with the above prescribed conditions, Dividends on and Purchases of Junior Stock may, insofar as the holders of Preferred Stock are concerned, be made at any time or from time to time, in the discretion of the Board of Directors, out of any assets legally available for the purpose.

     6. Liquidation, dissolution or winding up. In the event of any voluntary liquidation, dissolution or winding up of the Corporation, the holders of Preferred Stock then outstanding of any series which is made redeemable by the resolution or resolutions of the Board of Directors providing for the issue thereof shall be entitled to receive from the assets of the Corporation, before any distribution or payment shall be made to the holders of any Junior Stock, the respective amounts which such holders would have been entitled to receive had such shares been redeemed otherwise than for sinking fund on the date fixed for payment, and the holders of Preferred Stock then outstanding of any series which is not so made redeemable shall be entitled to receive the amount they would have been entitled to receive in the event of any involuntary liquidation, dissolution or winding up as hereinafter provided. In the event of any involuntary liquidation, dissolution or winding up of the Corporation, the holders of Preferred Stock then outstanding shall be entitled to receive out of the assets of the Corporation, before any distribution or payment shall be made to the holders of any Junior Stock, an amount equal to $100 per share, plus in respect of each share of a series having the right to cumulative dividends a sum computed at the annual dividend rate for the series of which such share is a part from and after the date on which dividends on such share become cumulative to and including the date fixed for such payment, less the aggregate of dividends theretofore paid thereon, but computed without interest.

     Each share of Preferred Stock shall rank on a parity with each other share of Preferred Stock, irrespective of series, with respect to the respective preferential amounts fixed for such series payable upon any distribution of assets by way of liquidation, dissolution or winding up of the Corporation, no such amounts shall be paid or set apart for payment on any series of Preferred Stock unless at the same time amounts in like proportion to the respective preferential amounts to which the shares of each other series of Preferred Stock are entitled shall be paid or set apart for payment on each other series of Preferred Stock then outstanding. After payment or the setting apart for payment to the holders of Preferred Stock of the preferential amounts so payable to them, all the remaining assets of the Corporation shall belong to and be distributable to the holders of Junior Stock in accordance with any applicable priorities as between classes of such Junior Stock.

     A liquidation, dissolution, or winding up of the Corporation, as such terms are used in this Section 6, shall not be deemed to be occasioned by or to include (a) any consolidation or merger of the Corporation with or into any other corporation or corporations, or (b) any sale, lease or other transfer of any or all of the assets of the Corporation to another corporation or corporations pursuant to a plan which shall provide for the receipt by the Corporation or its stockholders, as all or the major portion of the consideration for such sale, lease, exchange or disposal, of securities of such other corporation or corporations or of any company or companies subsidiary to, controlled by, or affiliated with such other corporation or corporations.

     7. Redemption. Subject to the provisions of Section 10(d) hereof and this Section 7, the whole or any part of the Preferred Stock of any series which is made redeemable by the resolution or resolutions of the Board of Directors providing for the issue thereof may be redeemed at the option of the Corporation, expressed by resolution or the Board of Directors at any time or from time to time at the redemption price or prices per share and on the terms and conditions fixed for such series.

     If the resolution or resolutions fixing the terms of the Preferred Stock of any series shall so provide, the redemption price or prices at which the Preferred Stock of such series may be redeemed may vary depending upon the time and/or circumstances of redemption. In case of the redemption of less than all shares of Preferred Stock of a particular series at the time outstanding, the shares of such series to be redeemed shall be selected by the Corporation by lot.

     Notice of redemption of Preferred Stock shall be given by publication at least once in each of two successive calendar weeks in a newspaper printed in the English language and customarily published on each business day and of general circulation in the Borough of Manhattan, the City of New York, the first publication to be at least thirty days prior to the date fixed for such redemption. At least thirty days' previous notice of redemption shall also be mailed to the holders of record of the shares of Preferred Stock so to be redeemed at their respective addresses as the same shall appear on the books of the Corporation, but no failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceeding for the redemption of any shares so to be redeemed.

     If the required notice of redemption shall have been duly given, and if on or before the redemption date designated in such notice all funds necessary for such redemption shall have been deposited by the Corporation in trust, in a bank or trust company doing business in the Borough of Manhattan in The City of New York and having an aggregate capital, surplus and undivided profits of not less than $2,000,000, for the account of the holders of the Preferred Stock to be redeemed, so as to be and continue available therefor, then, from and after the giving of such notice and the depositing of such funds, notwithstanding that any certificate for shares of Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, and the holders of such certificate or certificates shall have with respect to such Preferred Stock no rights in or with respect to the Corporation except the right to receive the redemption price thereof and an amount equal to accrued and unpaid preferential dividends thereon to the date designated for redemption, without interest, upon the surrender of such certificate or certificates, and the right, if any, to convert such stock not later than the date designated for redemption to the extent fixed with respect to any series; and after the date designated for redemption such stock shall not be transferable on the books of the Corporation except to the Corporation.

     Any funds so deposited by the Corporation in connection with a redemption of Preferred Stock which shall not be required for such redemption because of the exercise of any such right of conversion subsequent to the date of such deposit shall be released or repaid to the Corporation forthwith.

     Any moneys so deposited which shall remain unclaimed by the holders of such Preferred Stock at the end of five years after the redemption date, together with any interest thereon which shall be allowed by the bank or trust company with which the deposit shall have been made, shall be paid by such bank or trust company to the Corporation, and the holders of such Preferred Stock shall thereafter look solely to the Corporation for the redemption price thereof.

     Shares of Preferred Stock redeemed by the Corporation may thereafter, in the discretion of the Board of Directors, be reissued at any time or from time to time to the extent and in any manner now or hereafter permitted by law, except that shares applied to any sinking fund shall not be reissued.

     8. Ordinary Voting Rights. Except as otherwise provided by law or by the provisions of this Article Fourth, each holder of Common Stock of the Corporation shall be entitled to one vote for all purposes for each share of stock of record held by him, and each holder of Preferred Stock of any series shall have such voting power, if any, as may be fixed for such series. Such voting power of the holders of Preferred Stock shall not be deemed adversely affected by any future amendment of the Certificate of Incorporation authorizing additional Common Stock or any other class of Junior Stock.

     9. Voting During Dividend Default Periods. If at any time preferential dividends on any Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon (whether consecutive or not), the occurrence of such contingency shall mark the beginning of a period (hereinafter called "Preferred Dividend Default Period") which shall continue until there shall have been declared and paid all preferential dividends for the current and all prior quarterly dividend periods, in the case of series having cumulative dividends rights, and until dividends have been paid regularly for four consecutive quarterly dividend periods, in the case of series having non-cumulative dividend rights.

     During each Preferred Dividend Default Period the holders of Preferred Stock, voting separately and as a class, irrespective of series, shall be entitled at annual meetings of stockholders (including adjournments thereof) to elect two directors (hereinafter called the "Preferred Directors"); and the holders of Junior Stock having voting powers at times other than during the existence of a Preferred Dividend Default Period, shall be entitled to elect the directors of the Corporation other than the two Preferred Directors. In the event that during a Preferred Dividend Default Period any vacancy shall occur among the Preferred Directors and the remaining Preferred Director (or his successor), as the case may be, shall within one month after its occurrence file with the Corporation a written designation of the person to fill such vacancy, the same shall be filled by such designation, but if he shall not take such action within such time or if there be no remaining Preferred Director (or successor thereto), as the case may be, such vacancy or vacancies may be filled by a majority of the remaining members of the Board of Directors.

     Upon the termination of any Preferred Dividend Default Period the holders of Preferred Stock shall at the next succeeding annual meeting of stockholders be divested of their right to vote separately and as a class in respect of the election of two directors and, in such event, the voting rights of the holders of all outstanding stock shall revert to the status they would have had if such Preferred Dividend Default Period had not occurred, subject to the restoration of such rights to a class vote in the event of the occurrence of a subsequent Preferred Dividend Default Period.

     At all meetings of stockholders at which holders of Preferred Stock are entitled as a class to elect two directors, the holders of record of 50% of such class, irrespective of series, present in person or represented by proxy, shall be necessary to constitute a quorum for the election of such directors. If such quorum is lacking at an annual meeting, or, if an annual meeting is adjourned without the election of such two directors and a quorum of stockholders, irrespective of class, shall be present or represented by proxy at such annual meeting or such adjournment thereof, all directors of the Corporation shall under such circumstances be elected for the ensuing term in like manner as if there were no Preferred Dividend Default Period then existing.

     10. Consent of Preferred Stockholders Required as to Certain Matters. As long as any Preferred Stock is outstanding, the Corporation shall not without the consent of the holders of at least two-thirds in number of shares of the outstanding Preferred Stock, irrespective of series, except as otherwise in this Section 10 provided, given in person or by proxy at a meeting of stockholders called for that purpose, or given in writing:

          (a) Create, or authorize any increase in the authorized amount of, any class of stock of the Corporation ranking prior to or on a parity with the Preferred Stock, or authorize any increase in the authorized amount of the Preferred Stock;

          (b) Amend, alter or repeal, whether directly or in connection with a merger of or consolidation with any other corporation, any of the provisions of the Certificate of Incorporation of the Corporation so as to affect adversely the rights or preferences of the Preferred Stock; provided, however, that if any such amendment, alteration or repeal will affect adversely the rights or preference of one or more, but not all, of the series of Preferred Stock at the time outstanding the consent as in this Section 10 provided shall be required only of the holders of those series so affected voting as if a class, in lieu of the consent of the holders of the Preferred Stock as a class;

          (c) By voluntary action dissolve, liquidate or wind up the Corporation, or sell, lease or convey all or substantially all of the assets of the Corporation, or consolidate or merge with any other corporation; provided, however, that, subject to the provisions of Section
10(a) and 10(b), no such consent shall be required for the merger of any other corporation into the Corporation; or

          (d) Redeem or purchase or cause any Subsidiary to redeem or purchase less than all of the Preferred Stock at the time outstanding, unless the dividends on the Preferred Stock for all previous quarterly dividends have been paid in full and the dividend for the current quarterly dividend period shall have been paid in full or declared and a sum sufficient for the payment thereof set apart.

     Provided, however, that any action specified in this
Section 10 as requiring such consent of the holders of Preferred Stock, irrespective of series, or of the holders of Preferred Stock of less than all series, as the case may be, may, unless provided otherwise by statute, be taken with such consent and with such additional vote or consent, if any, of holders of other outstanding classes of stock as from time to time may be required by law.

     11. Negation of Preemptive Rights. No holder of any stock of the Corporation of any class now or hereafter authorized shall have any right as such holder (other than such right, if any, as the Board of Directors in its discretion may determine) to purchase, subscribe for or otherwise acquire any shares of stock of the Corporation of any class now or hereafter authorized, or any part paid receipt or allotment certificates in respect of any such shares, or any securities convertible into or exchangeable for any such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire any such shares, whether such shares, receipts, certificates, securities, warrants or other instruments be unissued or issued and thereafter acquired by the Corporation.

     12. Authority of Board of Directors Regarding Issuance of Securities. The Board of Directors of the Corporation, subject to the limitations contained in Section 2 and the limitations, if any, imposed by the Preferred Stockholders at the time of the consenting to any action described in Section 10(a) shall have authority to authorize the issuance from time to time without any vote or other action by the stockholders, of all or any shares of the stock of the Corporation of any class now or hereinafter authorized, part paid receipts or allotment certificates in respect of any such shares and any securities convertible into or exchangeable for any such shares (whether such shares, receipts, certificates or securities be unissued, or issued and thereafter acquired by the Corporation, unless in the case of acquired or redeemed shares, the Corporation is required to retire the same), in each case to such corporations, associations, partnerships, individuals or others, for such consideration and on such terms as the Board of Directors from time to time in its discretion lawfully may determine, without offering the same or any part thereof to the holders of any stock of the Corporation of any class now or hereafter authorized. In the discretion of the Board of Directors any such shares, receipts, certificates or securities which the Board of Directors shall have authority to issue, may be offered from time to time to the holders of any class or classes of stock (or of any one or more series thereof) to the exclusion of the holders of any or all other classes of stock (or series thereof) at the time outstanding.

     13. Rights or Options to Securities. The Corporation, subject to the limitations, if any, imposed by the Preferred Stockholders at the time of the consenting to any action described in Section 10(a), upon vote of the Directors, without any vote or consent of the stockholders of any class or classes, from time to time may grant rights or options to subscribe for, purchase or otherwise acquire any shares of stock of the Corporation of any class now or hereafter authorized or any bonds or other obligations of the Corporation. Such rights or options (a) may relate to such amounts of any class or classes of such securities, may be exercisable within such periods, or without limit as to time, at such price or prices and otherwise upon such terms and conditions, and may confer such rights and privileges, (b) may be granted for such consideration and on such terms and conditions, and to such corporations, associations, partnerships, individuals or others, or to the bearers or registered holders of such warrants or other instruments evidencing such rights or options (without offering the same or any part thereof to the holders of any stock of the Corporation of any class now or hereafter authorized), and (c) may be granted separately or in connection with the issuance of any bonds, debentures, notes or other evidences of indebtedness or shares of stock of the Corporation or any class now or hereafter authorized, or otherwise, all as the Board of Directors may determine. In the discretion of the Board of Directors any such rights or options which the Board of Directors shall have authority to issue may be granted from time to time to the holders of any class or classes of stock (or of any one or more series thereof) to the exclusion of the holders of any or all other classes of stock (or series thereof) at the time outstanding. Nothing in this Section 13 shall be deemed to authorize the issuance of shares of capital stock of the Corporation of any class having a par value for a consideration less than the par value thereof.

     14. Closing Transfer Books; Record Dates. Nothing contained in this Article Fourth shall prejudice any power which the Board of Directors may otherwise have to close the stock transfer books of the Corporation or prejudice any right which the Corporation may otherwise have to fix in its by-laws, or provide in its by-laws that the Board of Directors shall be authorized to fix record dates for the determination of stockholders entitled to notice of, and to vote at, meetings of stockholders or any adjournment thereof, or entitled to receive payment of dividends, or to any allotment of rights, or to exercise rights in respect of any change, conversion or exchange of capital stock, or to give a consent for any purpose, and to provide that in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

     15. Descriptive Headings. The "Descriptive Headings" of the several Sections of this Article Fourth are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     FIFTH: The minimum amount of capital with which the Corporation will commence business is one thousand dollars.

     SIXTH: The names and places of residence of each of the incorporators are as follows:

        Name                                 Residence
     A.V. LANE                          Wilmington, Delaware
     C.S. PEABBLES                      Wilmington, Delaware
     L.E. GRAY                          Wilmington, Delaware

     SEVENTH: The Corporation is to have perpetual existence.

     EIGHTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

     NINTH: The number of directors of the Corporation shall be fixed by the by-laws and may be increased or decreased from time to time in the manner specified therein; provided, however, that the number of directors shall not be less than three. In the event of any increase in the number of directors, the additional directors may be elected as in the by-laws provided. Elections of directors need not be by ballot. Directors of the Corporation need not be stockholders. Any director may be removed at any time, either for or without cause, by the affirmative vote of stockholders holding of record in the aggregate at least a majority of the outstanding shares of stock of the Corporation entitled to vote, given at a special meeting of the stockholders called for the purpose.

     TENTH: In furtherance, not in limitation, of the powers conferred upon the Board of Directors by statute, the Board of Directors is expressly authorized, without any vote or other action by stockholders other than such as at the time shall be expressly required by statute or by the provisions of this Certificate of Incorporation (and amendments thereof, if any) or of the by-laws, to exercise all of the powers, rights and privileges of the Corporation (whether expressed or implied in this Certificate of Incorporation or conferred by statute) and do all acts and things which may be done by the Corporation, including, but without limiting the generality of the foregoing, the right

          (a) to make, adopt, alter, amend and repeal from time to time by-laws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal by-laws made by the Board of Directors;

          (b) by resolution or resolutions, passed by a majority of the total authorized number of directors, to designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions or in the by-laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and which may have power to authorize the seal of the Corporation to be affixed to all papers which may require it, such committee or committees to have such name or names as may be stated in the by-laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors;

          (c) to determine from time to time, subject to the laws of the State of Delaware, whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders; and, except as conferred by the laws of the State of Delaware, no stockholder shall have any right to inspect any account, book or document of the Corporation unless and until authorized so to do by resolution by the Board of Directors or of the stockholders entitled to vote; and

          (d) to mortgage, pledge, hypothecate and otherwise encumber all of any of the property of the Corporation, whether real, personal or otherwise.

     ELEVENTH: Both the stockholders and the Board of Directors shall have the power to hold their meetings either within or without the State of Delaware, and the books of the Corporation (so far as not prohibited by the laws of said State) may be kept outside of the State of Delaware at such place or places as from time to time may be designated by the Board of Directors.

     TWELFTH: No director of the Corporation shall be disqualified by his office from dealing or contracting with the Corporation as vendor, purchaser or otherwise, nor shall any contract or other transaction of the Corporation be void or voidable by reason of the fact that any of its directors or any firm or association of which any of its directors are members or any corporation of which any of its directors are stockholders, directors or officers, is in any way interested in such transaction or contract, provided that the fact of such interest be disclosed or known to the Board of Directors and provided that the Board of Directors shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such director) of a majority of a quorum, notwithstanding the presence of any such director at the meeting at which such action is taken. Such director or directors may be counted in determining the presence of a quorum at such meeting. No director shall be liable in any way with respect to any such transaction or contract which shall be authorized, approved or ratified as aforesaid. This Article Twelfth shall not be construed to invalidate or in any way affect any contract or other transaction which would otherwise be valid under the common or statutory law applicable thereto.

     THIRTEENTH: Subject to the limitations provided for by the General Corporation Law of the State of Delaware, as from time to time amended, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereinafter prescribed by statute, and all rights herein conferred upon stockholders are granted subject to such reservation.

     We, the undersigned, being each of the incorporators hereinbefore mentioned, for the purpose of forming a corporation to do business both within and without the State of Delaware, and in pursuance of the General Corporation
Law of the State of Delaware, being Chapter 65 of the Revised Code of Delaware, 1915, and the acts amendatory thereof and supplemental thereto, do make, file and record this certificate, hereby declaring and certifying that the facts herein stated are truly set forth, and, accordingly, have signed and sealed this certificate this 28th day of March, A.D. 1929.

                        A.V. LANE                [L.S.]
                        C.S. PEABBLES            [L.S.]
                        L.E. GRAY                [L.S.]


In the presence of:
         ALBERT L. MILLER

STATE OF DELAWARE   )
                    )       ss:
COUNTY OF NEW CASTLE)


     BE IT REMEMBERED, that on this 28th day of March, A.D. 1929, personally came before me, Albert L. Miller, a Notary Public for the State of Delaware, A.V. Lane, C.S. Peabbles, and L.E. Gray, all of the parties to the foregoing Certificate of Incorporation, known to me personally to be such, and severally acknowledged the said Certificate to be the act and deed of the signers, respectively, and that the facts therein stated are truly set forth.

     GIVEN under my hand and seal of office the day and year aforesaid.

                                  ALBERT L. MILLER
                                  Notary Public

                                  ALBERT L. MILLER
                                  APPOINTED
                                        ---
                                  SEPTEMBER 1, 1927
                                        ---
                                  TERM 2 YEARS
                                        ---
                                  DELAWARE
                                  NOTARY PUBLIC

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            SUN CHEMICAL CORPORATION



     Sun Chemical Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

     The amendment to the Corporation's Restated Certificate of Incorporation set forth in the following resolution approved by the Corporation's Board of Directors and stockholders was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware:

     RESOLVED, that the Restated Certificate of Incorporation of the Corporation be and it is amended by adding a new
Article FOURTEENTH to read as follows:

     FOURTEENTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     IN WITNESS WHEREOF, Sun Chemical Corporation has caused this Certificate to be executed by Norman E. Alexander, Chairman of the Board of Directors, and attested by Bernard M.
Jaffe, Secretary, this 19th day of December, 1986.

                            SUN CHEMICAL CORPORATION


                            By /s/ Norman E. Alexander
                               ------------------------------
                               Norman E. Alexander, Chairman


Attest:


/s/ Bernard M. Jaffe
-------------------------------------------------
Bernard M. Jaffe, Secretary

                    CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                       AND

                                REGISTERED OFFICE

                                    * * * * *


     SEQUA CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     The present registered agent of the corporation is The
Prentice-Hall Corporation System, Inc., and the present registered office of the corporation is in the County of Kent.

     The Board of Directors of SEQUA CORPORATION adopted the following resolution on the 26th day of September, 1989.

          RESOLVED, that the registered office of SEQUA CORPORATION in the State of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and The Corporation Trust Company, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

     IN WITNESS WHEREOF, SEQUA CORPORATION has caused this statement to be signed by Kenneth A. Drucker, its Vice
President and attested by Ellen T. Harmon, it Assistant
Secretary this 6th day of October, 1989.


                              By /s/ Kenneth A. Drucker
                                 ----------------------------
                                     Kenneth A. Drucker,
                                     Vice President


ATTEST:



By  /s/ Ellen T. Harmon
   --------------------------------------------
      Ellen T. Harmon,
      Asst. Secretary

                            CERTIFICATE OF AMENDMENT
                                       of
                          CERTIFICATE OF INCORPORATION
                                       of
                            SUN CHEMICAL CORPORATION
                      ------------------------------------




     We, the undersigned, being the Senior Executive Vice
President and the Secretary, respectively, of Sun Chemical
Corporation, a Delaware corporation (the "Corporation"), do hereby certify as follows:

     FIRST: That the Certificate of Incorporation of the Corporation is hereby amended by amending Section 1 of Article
Fourth to read in its entirety as follows:

     1. Number and Classes of Shares Authorized. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 20,500,000 shares, divided into 20,000,000 shares of Common Stock of the par value of $1 each and 500,000 shares of Preferred Stock of the par value of $100 each.

     SECOND: That the foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of Delaware.

     IN WITNESS WHEREOF, we have signed and attested this Certificate this 24th day of April, 1986.

                         /s/
                         --------------------------------
                         Senior Executive Vice President

ATTEST:

/s/
--------------------------------------------
Secretary

                           CERTIFICATE OF DESIGNATION,
                            PREFERENCES AND RIGHTS OF
                 SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                       OF

                               SEQUA CORPORATION
                           -------------------------

                         Pursuant to Section 151 of the
                         General Corporation Law of the
                                State of Delaware
                            -------------------------


     SEQUA CORPORATION (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware does hereby certify that, pursuant to authority conferred upon the Board of Directors by the Restated Certificate of Incorporation, as amended, and pursuant to the provisions of Section 151 of the Delaware General Corporation Law, said Board of Directors duly adopted the following resolution, which resolution remains in full force and effect as of October 30, 2000:

     RESOLVED, that pursuant to authority conferred upon the Board of Directors by the Restated Certificate of Incorporation of the Corporation, as amended, there is hereby created a series of preferred stock of the Corporation; which series shall have the following powers, preferences, and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, in addition to those set forth in the Restated Certificate of Incorporation of the Corporation, as amended:

     1. Designation and Amount. The series of Preferred Stock established hereby shall be designated as "Series A Junior Participating Preferred Stock," par value $1.00, and the authorized number of shares of Series A Junior Participating Preferred Stock shall be 25,000 shares.

     2. Dividends and Distributions. (A) Subject to the rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior

Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of February, May, August and November in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10.00 per share or (b) subject to the provision for adjustment hereinafter set forth, one thousand (1,000) times the aggregate per share amount of all cash dividends, and one thousand (1,000) times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Class A Common Stock or a subdivision of the outstanding shares of Class A Common Stock (by reclassification or otherwise), declared on the Class A Common Stock, no par value, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after October 30, 2000 (the "Rights Dividend Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common
Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in Paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock
(other than a dividend payable in shares of Common Stock); provided, however, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10.00 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than thirty (30) days prior to the date fixed for the payment thereof.

     3. Voting Rights. The holders of shares of Series A
Junior Participating Preferred Stock shall have the following voting rights:

          (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to one thousand (1,000) votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the Common Stock or
(iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior

     Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) Except as otherwise provided herein, in the Certificate of Incorporation, as amended, or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Class A Common Stock, Class B Common Stock and $5 Cumulative Convertible Preferred Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

          (C) (i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment.

     During each default period, all holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect (2) directors.

          (ii) During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) directors or, if such right is exercised at an annual meeting, to elect two (2) directors. If the number which may be so elected at any special meeting does not amount to the required number,the holders of the Preferred Stock shall have the right to make such increase in the number of directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect directors in any default period and during the continuance of such period, the number of directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.

          (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this Paragraph (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than twenty (20) days and not later than sixty (60) days after such order or request or in default of the calling of such meeting within sixty (60) days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this

Paragraph (C)(iii), no such special meeting shall be called during the period within sixty (60) days immediately preceding the date fixed for the next annual meeting of the stockholders.

          (iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of directors until the holders of Preferred Stock shall have exercised their right to elect two (2) directors voting as a class, after the exercise of which right (x) the directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period and (y) any vacancy in the Board of Directors may (except as provided in Paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining directors theretofore elected by the holders of the class of stock which elected the director whose office shall have become vacant. References in this Paragraph (C) to directors elected by the holders of a particular class of stock shall include directors elected by such directors to fill vacancies as provided in clause (y) of the foregoing sentence.

          (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect directors shall cease, (y) the term of any directors elected by the holders of Preferred Stock as a class shall terminate and (z) the number of directors shall be such number as may be provided for in the certificate of incorporation or by-laws irrespective of any increase made pursuant to the provisions of Paragraph (C)(ii) of this
Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining directors.

          (D) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     4. Certain Restrictions.

     (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating
Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:


    (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding
up) to the Series A Junior Participating Preferred Stock;

     (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

     (iii) redeem, purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding
up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or

     (iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock,except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes;

     (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under subparagraph (A) of this Paragraph 4, purchase or otherwise acquire such shares at such time and in such manner.

     5. Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     6. Liquidation, Dissolution or Winding Up. (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received an amount equal to $1,000 per share of Series A Junior Participating Preferred Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Junior Liquidation Preference by (ii) one thousand (1,000) (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment

Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one
(1) with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

     (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

     (C) In the event the Corporation shall at any time after the Rights Dividend Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to one thousand (1,000) times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Dividend Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.


     8. Redemption. The shares of Series A Junior
Participating Preferred Stock shall not be redeemable.

     9. Ranking. The Series A Junior Participating Preferred Stock shall rank junior to the $5 Cumulative Convertible Preferred Stock and all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

     10. Amendment. At any time when any shares of Series A Junior Participating Preferred Stock are outstanding, neither the Restated Certificate of Incorporation of the Corporation, as amended, nor this Certificate of Designation shall be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

     11. Fractional Shares. Series A Junior Participating
Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior
Participating Preferred Stock.

     IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under penalties of perjury as of this 13th day of November, 2000.

                               SEQUA CORPORATION



                               By: /s/ Stuart Z. Krinsly
                                   -------------------------
                                   Stuart Z. Krinsly
                                   Senior Executive Vice
                                   President and General
Counsel



ATTEST:



By: /s/ Howard M. Leitner
    ----------------------------------------
       Howard M. Leitner
       Senior Vice President, Finance

                           CERTIFICATE OF DESIGNATION

                                       OF

                            SUN CHEMICAL CORPORATION


     UNDER SECTION 151 OF THE GENERAL CORPORATION LAW OF THE
STATE OF DELAWARE, SUN CHEMICAL CORPORATION, a Delaware corporation (the "Corporation"), certifies as follows:

     FIRST: Under the authority contained in Article Fourth of the Restated Certificate of Incorporation of the Corporation, as amended, the Board of Directors of the Corporation is authorized to provide for the issuance of up to 1,825,000 shares of Preferred Stock of the Corporation in such series and with such rights, qualifications, limitations and restrictions as may be fixed by the Board of Directors from time to time.

     SECOND: Under that authority, the following resolution was duly adopted by the Board of Directors of the Corporation on September 25, 1986, creating a series of 805,333 shares of Preferred Stock designated as $5 Cumulative Convertible Preferred Stock, and such resolution has not been modified and is in full force and effect on the date hereof:

     RESOLVED, that, pursuant to the authority vested in the Board of Directors of this Corporation in accordance with Article Fourth of the Restated Certificate of Incorporation of this Corporation, the Board of Directors hereby creates and classifies, from the authorized but unissued shares of Preferred Stock, a series of 805,333 shares of Preferred Stock and hereby fixes the voting powers, designation, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of the shares of such series, in addition to those set forth in the Restated Certificate of Incorporation, as follows:

     1. DESIGNATION. The series shall be designated as "$5 Cumulative Convertible Preferred Stock" and shall consist initially of 805,333 shares, which number from time to time may be increased or decreased (but not decreased below the number of shares of the series then outstanding) by the Board of Directors. All shares of the series shall be identical with each other in all respects except as to the dates from and after which dividends thereon shall be cumulative.

     2. DIVIDENDS. The holders of shares of $5 Cumulative Convertible Preferred Stock (hereinafter, for ease of reference, called "Convertible Preferred Shares") shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, cumulative cash dividends at the rate of five dollars ($5.00) per share per annum, and no more, payable quarterly on the first day of February, May, August and November in each year. Dividends on each Convertible Preferred Share shall be cumulative from the earlier of the date of issuance of such share or, in the case of any Convertible Preferred Share issued in exchange for a share of $5 Cumulative Convertible Preferred Stock of Chromalloy American Corporation, the date on which dividends were last paid on such shares of Chromalloy stock. As long as any Convertible Preferred Shares shall remain outstanding, no dividend (other than a dividend payable solely in shares of junior stock) shall be declared, nor other distribution made on junior stock, nor shall any junior stock be redeemed, purchased or otherwise acquired for any consideration by the Corporation (except solely by conversion into or exchange for junior stock of the Corporation) or any subsidiary thereof, unless all accrued dividends on all outstanding Convertible Preferred Shares of the Corporation have been fully paid and the full dividend for the current quarterly period has been paid or declared and funds set apart therefor. Holders of Convertible Preferred Shares shall not be entitled to any other dividends other than full cumulative dividends in cash at the above rate and shall be entitled to no interest on unpaid cumulative dividends. As used herein, the term "junior stock" shall mean the Class A Common Stock, no par value, of the Corporation (the "Class A Common Stock"), the Class B Common Stock, no par value, of the Corporation (the "Class B Common Stock"), and any other class or series of stock, now or hereafter authorized of the Corporation ranking junior to the Convertible Preferred Shares in the payment of dividends, or in the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

     No dividend shall be paid upon, or declared or set apart for, any Convertible Preferred Share or for any share of Preferred Stock of any series for any dividend period unless at the same time a like proportionate dividend for the same dividend period, ratably in proportion to the respective annual dividend rates fixed therefor, shall be paid upon, or declared and set apart for, all Convertible Preferred Shares and all shares of Preferred Stock of all series then issued and outstanding and entitled to receive dividends.

     3. REDEMPTION. At the election of the Corporation, expressed by resolution of the Board of Directors, the Convertible Preferred Shares may be redeemed by the Corporation, in whole at any time or from time to time in part, at a redemption price in accordance with the following table, plus, in each case, an amount equal to unpaid cumulative dividends thereon accrued to the date fixed for redemption.

IF THE DATE OF REDEMPTION               THE REDEMPTION PRICE
IS IN THE PERIOD                        PER SHARE SHALL BE:
-------------------------               --------------------

On or before June 30, 1988......                $101

On or after July 1, 1988........                $100

     Notice of any such redemption shall be given by mailing to the holders of the Convertible Preferred Shares a notice of such redemption, first class postage prepaid, not later than the thirtieth day, and not earlier than the sixtieth day, before the day fixed for redemption, at their last addresses as they shall appear upon the books of the Corporation. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the stockholder receives such notice; and failure duly to give such notice by mail, or any defect in such notice, to any holder of Convertible Preferred Shares shall not affect the validity of the proceedings for the redemption of the other Convertible Preferred Shares. If less than all of the outstanding Convertible Preferred Shares are to be redeemed, the redemption shall be made, at the option of the Board of Directors, either pro rata or by lot conducted in such manner as may be determined by the Board of Directors in respect of any such redemption.

     The notice of redemption to each holder of Convertible Preferred Shares shall specify the number of Convertible Preferred Shares to be redeemed, the date fixed for redemption and the redemption price at which Convertible Preferred Shares are to be redeemed, shall specify where payment of the redemption price is to be made upon surrender of such shares, shall state the conversion price then in effect and the number of shares of Class A Common Stock into which each Convertible Preferred Share is then convertible, shall state that unpaid cumulative dividends thereon accrued to the dated fixed for redemption will be paid as specified in said notice and that from and after said date dividends thereon will cease to accrue, and shall state the date on which conversion rights of such shares shall cease and terminate.

     If any such notice of redemption shall have been duly given, then from and after the date fixed in such notice as the redemption date (unless default be made by the Corporation in providing funds for the payment of the redemption price, and accrued and unpaid cumulative dividends accrued to the date fixed for redemption), notwithstanding that any certificate for Convertible Preferred Shares so called for redemption shall not have been surrendered for cancellation, all such shares so called for redemption shall no longer be deemed outstanding on and after such redemption date, and the right to receive dividends thereon and all other rights not theretofore terminated with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on redemption thereof, without interest.

     If any such notice of redemption shall have been duly given or if the Corporation shall have given to the bank or trust company hereinafter referred to irrevocable written authorization promptly to give or complete such notice, and if on or before the redemption date specified therein, the funds necessary for such redemption shall have been deposited by the Corporation with a bank or trust company designated in such notice, doing business in the Borough of Manhattan, the City of New York, State of New York, and having a capital, surplus and undivided profits aggregating at least $5,000,000 according to its last published statement of condition, in trust for the pro rata benefit of the holders of Convertible Preferred Shares so called for redemption,then, notwithstanding that any certificate for such shares so called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit all such shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith cease and terminate, except only the right of the holders thereof to receive from such bank or trust company at any time after the time of such deposit the funds so deposited, without interest, and the right to exercise, before the date fixed for redemption, all privileges of conversion or exchange, if any, not theretofore expired. In case less than all of the shares represented by any surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of six years from such redemption date shall be repaid to the Corporation, after which the holders of the Convertible Preferred Shares so called for redemption shall look only to the Corporation for payment thereof; provided that any funds so deposited which shall not be required for redemption because of the exercise of any privilege of conversion or exchange subsequent to the date of deposit shall be repaid to the Corporation forthwith.

     If and so long as any cumulative dividends on the outstanding Convertible Preferred Shares for and past dividend period shall not have been paid or declared and a sum sufficient for the payment thereof set apart, the Corporation shall not redeem less than all of the Convertible Preferred Shares at the time outstanding, and neither the Corporation nor any subsidiary shall purchase or otherwise acquire for any consideration (except solely by conversion into or exchange for junior stock) any Convertible Preferred Share at the time outstanding unless such purchase or other acquisition shall be pursuant to tenders called on at least twenty days' previous notice by mail to all the holders of record of the Convertible Preferred Shares at their respective addresses as the same shall appear on the books of the Corporation, and the shares so purchased or otherwise acquired shall be those tendered at the lowest prices pursuant to such call for tenders; provided, however, that if some, but less than all, of the shares tendered at a particular price are to be purchased or otherwise acquired pursuant to such call for tenders, the number of shares to be purchased or acquired from each holder who has tendered shares at such price shall be in the same proportion to the total number of shares so to be purchased or acquired at such price as the number of shares he has so tendered at such price bears to the total number of shares tendered at such price.

     If and so long as any cumulative dividends on the outstanding Convertible Preferred Shares for any past dividend period shall not have been paid or declared and a sum sufficient for the payment thereof set apart, the Corporation shall not redeem any share of Preferred Stock of any other series at the time outstanding, and neither the Corporation nor any subsidiary shall purchase or otherwise acquire for any consideration (except solely by conversion into or exchange for junior stock) any share of Preferred Stock of any other series at the time outstanding, unless all of the Convertible Preferred Shares at the time outstanding shall have been called for redemption as herein provided.

     Except as otherwise provided in any resolution of the Board of Directors providing for the issuance of any particular series of Preferred Stock, Convertible Preferred Shares and shares of Preferred Stock of any other series redeemed or otherwise acquired (including acquisition through conversion into shares of stock of the Corporation of any other class or classes) by the Corporation shall be cancelled, shall assume the status of authorized but unissued Preferred Stock and may thereafter, to the extent permitted by law and subject to the provisions of Article Fourth of the Restated Certificate of Incorporation of the Corporation and this Certificate of Designation and of any restrictions contained in any resolution of the Board of Directors providing for the issue of any particular series of Preferred Stock, be reissued as a part of this series of Convertible Preferred Shares or any other series of Preferred Stock, whether now or hereafter created, in the same manner as other authorized but unissued Preferred Stock.

     4. RIGHTS ON LIQUIDATION. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Convertible Preferred Shares then outstanding shall be entitled to receive in cash out of the assets of the Corporation available for distribution to its stockholders, before any amount shall be paid to the holders of the Class A Common Stock, Class B Common Stock or of any other class or series of junior stock, (1) an amount equal to $41.62 per share if such liquidation, dissolution or winding up is involuntary, or (2) an amount equal to the redemption price per share applicable on the date of such liquidation, dissolution or winding up if such liquidation, dissolution or winding up is voluntary, plus, in each case, an amount equal to all unpaid cumulative dividends thereon accrued to the date fixed for payment of such distributive amount; and the holders of the Class A Common Stock, Class B Common Stock and of any other class or series of junior stock shall be entitled, to the exclusion of the holders of the Convertible Preferred Shares and to the holders of the Preferred Stock of any other series, to share ratably in all the remaining assets of the Corporation in accordance with their respective rights.


     If upon any liquidation, dissolution or winding up of the Corporation, the assets available for distribution shall be insufficient to pay the holders of all outstanding Convertible Preferred Shares and the holders of all outstanding shares of Preferred Stock of any other series the full amounts to which they respectively shall be entitled, the holders of Convertible Preferred Shares and the holders of shares of Preferred Stock of such other series shall share ratably in such distribution of assets in accordance with the amounts which would be payable if all such amounts were paid in full. Neither the consolidation or merger of the Corporation with or into any other corporation, nor any sale, lease or conveyance of all or any part of the property or business of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this
Section 4.

     5. CONVERSION. The Convertible Preferred Shares shall be convertible taken at $100 per share at the option of the respective holders thereof at any time at the office of the transfer agent for the Convertible Preferred Shares located in the Borough of Manhattan, City and State of New York, and at such other office or offices, if any, as the Board of Directors may determine, into fully-paid and nonassessable whole shares of Class A Common Stock at the conversion price, determined as hereinafter provided, in effect at the time of conversion; provided, however, that such right of conversion; shall cease and terminate, as to shares called for redemption, at the close of business on the tenth day preceding the date fixed for redemption, unless default shall be made in the payment of the redemption price.

     5.1 The initial price per share at which shares of Class A Common Stock shall be delivered upon conversion (the "initial conversion price") shall be $75.65. The initial conversion price and any adjusted conversion price shall be subject to adjustment from time to time in certain instances as hereinafter provided. No payment or adjustment shall be made upon any conversion on account of any unpaid cumulative dividends accrued on the Convertible Preferred Shares surrendered for conversion or on account of any dividends on the Class A Common Stock issued upon such conversion.

     Before any holder of Convertible Preferred Shares shall be entitled to convert the same into Class A Common Stock, he shall surrender the certificate or certificates for such Convertible Preferred Shares at one of the offices specified as provided in this Section 5, which certificate or certificates, if the Corporation shall so request, shall be duly endorsed to the Corporation or in blank or accompanied by proper instruments of transfer to the Corporation or in blank, and accompanied by funds in the amount of any tax or taxes payable or which may be payable in respect of any transfer involved in the issue and delivery of certificates for shares of Class A Common Stock in a name other than that of the record holder of the Convertible Preferred Shares in respect of which such shares of Class A Common Stock are issued, and shall give written notice to the Corporation at said office that he elects so to convert said Convertible Preferred Shares, and shall state in writing therein the name or names in which he wishes the certificate or certificates for Class A Common Stock to be issued.

     The Corporation will, as soon as practicable after such deposit of the certificate or certificates for Convertible Preferred Shares accompanied by the written notice and the statement prescribed above, issue and deliver at the office at which such certificate or certificates for Convertible Preferred Shares shall have been deposited, to the person for whose account such Convertible Preferred Shares were so surrendered, or to his nominee or nominees, a certificate or certificates for the number of whole shares of Class A Common Stock to which he shall be entitled as aforesaid, together with an adjustment of any fraction of a share as hereinafter provided, if not evenly convertible. Such conversion shall be deemed to have been made as of the date of such surrender of the certificate or certificates for the Convertible Preferred Shares to be converted; and the person or persons entitled to receive the shares of Class A Common Stock issuable upon the conversion of such Convertible Preferred Shares shall be treated for all purposes as the record holder or holders of such Class A Common Stock on such date. However, the Corporation shall not be required to convert, and no surrender of a certificate or certificates for Convertible Preferred Shares shall be effective for that purpose, while the stock transfer books of the Corporation are closed for any purpose; but the surrender of a certificate or certificates for Convertible Preferred Shares for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, at the conversion price in effect at the date of such surrender. The Corporation will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Class A Common Stock on conversion of Convertible Preferred Shares pursuant to this Section 5. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Class A Common Stock in a name other than that in which the Convertible Preferred Shares so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

     5.2 The conversion prices, initial or adjusted, referred to herein, shall be subject to the following adjustments (to the nearest cent):

     5.2.1 While any of the Convertible Preferred Shares shall be outstanding, in case the Corporation shall declare or pay to the holders of the Class A Common Stock a dividend in shares of Class A Common Stock, the conversion price in effect immediately prior to the record date fixed for the determination of stockholders entitled to such dividend shall be proportionately decreased, such adjustment to become effective immediately after the opening of business on the day following the record date for the determination of stockholders entitled to receive such dividend.

     5.2.2 Any dividend to holders of Class A Common Stock in shares of Class A Common Stock equal to 25% or more of the total number of shares of Class A Common Stock outstanding at the close of business on the record date fixed for the determination of stockholders entitled to such dividend shall be considered in the same manner as a subdivision of outstanding shares of Class A Common Stock, and an adjustment in the conversion price shall be made in accordance with the provisions of Subsection

     5.2.3 below with respect to subdivision of the outstanding shares of Class A Common Stock.

     5.2.3 If, while any of the Convertible Preferred Shares shall be outstanding, the Corporation shall subdivide the outstanding shares of Class A Common Stock into a greater number of shares of Class A Common Stock or combine the outstanding shares of Class A Common Stock into a smaller number of shares of Class A Common Stock, the conversion price in effect immediately prior to such subdivision or combination, as the case may be, shall be proportionately decreased or increased, as the case may require, such decrease or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination, as the case may be, becomes effective.

     5.2.4 While any of the Convertible Preferred Shares shall be outstanding, in case the Corporation shall issue rights or warrants to all holders of shares of Class A Common Stock entitling them, for a period after the record date for the determination of shareholders entitled to receive such rights or warrants (hereinafter called the "rights record date"), to subscribe for or purchase shares of Class A Common Stock at a price per share less than the market value per share of Class A Common Stock (as defined below) as of the rights record date, the conversion price in effect immediately prior to the rights record date shall be adjusted by multiplying such price by a fraction, of which the numerator shall be the number of shares of Class A Common Stock outstanding on the rights record date plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such market value, and of which the denominator shall be the number of shares of Class A Common Stock outstanding on the rights record date plus the number of additional shares of Class A Common Stock offered for subscription or purchase, such adjustment to become effective immediately after the opening of business on the day following the rights record date. For purposes of this Subsection 5.2.4, the market value of a share of Class A Common Stock on any day shall be deemed to be the average of the daily closing prices per share of Class A Common Stock for the ten business days commencing twenty-five business days before the day in question. The closing price per share of Class A Common Stock for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange, or, if the shares of Class A Common Stock are not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the shares of Class A Common Stock are listed or admitted to trading as determined by the Corporation, which determination shall be conclusive, or, if not listed or admitted to trading on any national securities exchange, the mean between the average bid and asked prices per share of Class A Common Stock in the over-the-counter market as furnished by any member of the National Association of Securities Dealers selected from time to time by the Corporation for the purpose. In the event that securities other than Class A Common Stock and/or cash or property are issuable or deliverable upon conversion of Convertible Preferred Shares as a result of any adjustment or adjustments pursuant to Subsection 5.2.6, for the purposes of this Subsection 5.2.4 the market value of such other securities shall be determined as heretofore provided with respect to such Class A Common Stock of the Corporation, and the market value of such other cash and property shall be as determined in good faith by the Board of Directors of the Corporation, which determination shall be conclusive.

     5.2.5 Except as provided in Subsection 5.2.4 no adjustment of the conversion price shall be made by reason of the issuance of Class A Common Stock in exchange for cash, property or services.

     5.2.6 In case the Corporation shall be recapitalized, or shall be consolidated with or merged into, or shall sell or transfer its property and assets as, or substantially as, an entirety to any other corporation, proper provisions shall be made as a part of the terms of such recapitalization, consolidation, merger, sale or transfer whereby the holder of any Convertible Preferred Shares at the time outstanding immediately prior to such event shall thereafter be entitled to such conversion rights, with respect to securities and/or cash or property of the Corporation resulting from such recapitalization, consolidation or merger or to which such sale or transfer shall be made, as shall be substantially equivalent to the conversion rights herein provided for.

     5.2.7 No fraction of a share of Class A Common Stock shall be issued upon any conversion but, in lieu thereof, there shall be paid an amount in cash equal to the same fraction of the market value of a full share of Class A Common Stock. For such purpose, the market value of a share of Class A Common Stock shall be the closing price (determined as provided in Subsection 5.2.4) of the Class A Common Stock on the day immediately preceding the date upon which such shares are surrendered for conversion.

     If more than one Convertible Preferred Share shall be surrendered for conversion at one time by the same holder, the number of full shares of Class A Common Stock issuable upon conversion thereof shall be computed on the basis of aggregate number of shares so surrendered.

     5.2.8 No adjustment of the conversion price shall be required unless such adjustment would require an increase or decrease of at least fifty cents ($.50) in such price, provided that any adjustment which by reason of this Subsection 5.2.8 is not required to be made shall be computed as of the time at which, but for this Subsection 5.2.8, such adjustment would have been made and shall be carried forward and included in determining the amount of any subsequent adjustment. All calculations under this Subsection 5.2.8 shall be made to the nearest cent, computed in accordance with generally accepted financial practice.

     Whenever the conversion price is adjusted as herein required, the Corporation shall promptly file at each office designated for the conversion of Convertible Preferred Shares as provided in this Section 5, a certificate of the Corporation's independent public accountants setting forth the conversion price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such certificate shall be conclusive evidence of the correctness of such adjustment. Promptly after receipt of such certificate, the transfer agent for the Convertible Preferred Shares, in the name of the Corporation and as its agent, shall publish notice of such adjustment of the conversion price in a daily newspaper printed in the English language and of general circulation in the Borough of Manhattan, City of New York, and shall mail, first class postage prepaid a copy of such notice to each holder of Convertible Preferred Shares at his last address as it shall appear upon the books of the Corporation. Failure to file any such certificate or to publish or mail any such notice, pursuant to this Subsection 5.2.8 shall not affect the legality or validity of any such notice.

          5.2.9 In case (i) the Corporation shall declare a dividend (or any other distribution) on its Class A Common Stock payable otherwise than in cash out of its earned surplus or (ii) the Corporation shall authorize the granting to the holders of its Class A Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights, then the Corporation shall cause to be mailed to the transfer agent or agents for the Convertible Preferred Shares and to each holder of record of Convertible Preferred Shares, at least ten days prior to the applicable record date hereinafter specified, a notice stating the date on which a record is to be taken for the purpose of such dividend distribution or rights, or, if a record is not to be taken, the date as of which the holders of Class A Common Stock to be entitled to such dividend, distribution or rights are to be determined.

     5.2.10 The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Class A Common Stock solely for the purpose of effecting the conversion of Convertible Preferred Shares, the full number of shares of Class A Common Stock then deliverable upon the conversion of all Convertible Preferred Shares at the time outstanding.

     6. VOTING.

     6.1 Subject to the provisions of any applicable law, or of the By-Laws of the Corporation as from time to time amended, with respect to the closing of the transfer books or the fixing of a record date for the determination of stockholders entitled to vote, at each meeting of stockholders of the Corporation each holder of record of Convertible Preferred Shares shall be entitled to cast in person or by proxy one vote for each Convertible Preferred Share standing in such holder's name on the record books of the Corporation on each matter on which the holders of record of the Class A Common Stock and the Class B Common Stock of the Corporation shall be entitled to vote, voting together with the holders of record of the Class A Common Stock and the Class B Common Stock and with the holders of record of any other series of Preferred Stock of the Corporation entitled to vote with the Class A Common Stock and Class B Common Stock of the Corporation, and not by classes or by series. Each such record holder of Convertible Preferred Shares shall be entitled to notice of each such meeting of stockholders. In addition, so long as any Convertible Preferred Shares are outstanding, if at the time of any annual meeting of stockholders for the election of directors, a default in preferred dividends, as hereinafter defined, shall exist, the holders of shares of the Preferred Stock of the Corporation, voting separately as a class without regard to series (with each share of Preferred Stock being entitled to one vote on a non-cumulative basis) shall have the right to elect two members of the Board of Directors of the Corporation, and the holders of the Class A Common Stock, the Class B Common
Stock, the Convertible Preferred Shares and any other series of Preferred Stock of the Corporation entitled to vote with the Class A Common Stock and the Class B Common Stock, voting separately as another class, shall be entitled to elect the remaining members of the Board of Directors of the Corporation. Any director elected by the holders of the Preferred Stock, voting as a class without regard to series as aforesaid, shall continue to serve as such director for the full term for which he shall have been elected notwithstanding that prior to the end of such term a default in preferred dividends shall cease to exist. If, prior to the end of the term of any director elected by the holders of the Preferred Stock, voting as a class without regard to series as aforesaid, a vacancy in the office of such director shall occur by reason of death, resignation, removal or disability, or for any other cause, and a default in preferred dividends shall continue to exist, the remaining director so elected by the holders of the Preferred Stock shall be entitled to nominate for election by the Board of Directors a successor director to hold office for the unexpired term of the director whose position has become vacant. If the vacancy is not filled by the election of such nominee or if there is then in office no director who has been elected by the holders of the Preferred Stock, voting as a class without regard to series as aforesaid, the Corporation shall, as soon as reasonably may be done, call (on at least 20 days' notice) a special meeting of the holders of shares of the Preferred Stock for the purpose of filling such vacancy or vacancies in the Board of Directors. If the Corporation fails to call such a meeting within 30 days after a written request by any three or more holders of shares of the Preferred Stock, then such three or more holders of shares of the Preferred Stock may call (on at least 20 days' notice) a special meeting of the holders of shares of the Preferred Stock for such purpose and, if the vacancy or vacancies are not theretofore filled as hereinabove provided, it or they may be filled at such meeting by the holders of shares of the Preferred Stock, voting as a class without regard to series. For the purpose of this
Section 6, a default in preferred dividends shall be deemed to have occurred whenever six or more quarter-yearly dividends on any series of Preferred Stock shall be unpaid and in default, in whole or in part, and, having so occurred, such default in preferred dividends shall be deemed to exist thereafter until, but only until all accrued cumulative dividends on all shares of each series of Preferred Stock then outstanding shall have been paid to the end of the last preceding quarterly dividend period.

     6.2 Without the written consent or affirmative vote of the holders of at least two-thirds of the aggregate number of Convertible Preferred Shares at the time outstanding given in writing or by a vote of a meeting, consenting or voting (as the case may be) separately as a class, the Corporation shall not amend, alter or repeal the preferences, special rights or other powers of the Convertible Preferred Shares as set forth in the Restated Certificate of Incorporation of the Corporation and in this Certificate of Designation or in any other certificate relating to the Convertible Preferred Shares so as to affect the Convertible Preferred Shares adversely (and the authorization of any class of stock with preference or priority over the Convertible Preferred Shares as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up, shall, without limitation, be deemed to affect the Convertible Preferred Shares adversely).

     6.3 Without the written consent or affirmative vote of the holders of at least a majority of the aggregate number of Convertible Preferred Shares and shares of other series of Preferred Stock which shall have such right to vote at the time outstanding given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class without regard to series, the Corporation shall not increase the authorized amount of Preferred Stock, or authorize any class of stock with preferences on a parity with the Preferred Stock either as to the right to receive dividends or as to amounts distributable upon liquidation, dissolution and winding up of the Corporation.

     6.4 The term "Preferred Stock," for all purposes, shall mean the class of Preferred Stock, par value $1.00 per share, authorized in Article Fourth of the Restated Certificate of Incorporation of the Corporation, of which the Convertible Preferred Shares are a series.

     7. PREEMPTIVE RIGHTS. No holder of any Convertible Preferred Shares, outstanding from time to time, shall, as such holder, have any preemptive right in or right to purchase or subscribe for, any new or additional shares of said stock, or any shares of any other class or series of stock, or any obligations or other securities convertible into, or exchangeable for, or carrying rights or options to subscribe for or purchase, any stock of any class or series, whether now or hereafter authorized and whether issued by the Corporation for cash or other consideration or by way of dividend or other distribution.

     8. NO OTHER RIGHTS. The Convertible Preferred Shares shall not have any relative, participating, optional or other special rights and powers other than as set forth above in this Certificate of Designation and in the Restated
Certificate of Incorporation.

     IN WITNESS WHEREOF, SUN CHEMICAL CORPORATION has caused its corporate seal to be hereunto affixed and this Certificate to be signed by its Chairman, Norman E. Alexander, and attested by its Secretary, Bernard M. Jaffe, this 22nd day of December, 1986.


                                 SUN CHEMICAL CORPORATION


                                 By /s/ Norman E. Alexander
                                    -----------------------
                                        Norman E. Alexander,
                                        Chairman

[Corporate Seal]


ATTEST:


/s/ Bernard M. Jaffe
------------------------------------------------
Bernard M. Jaffe, Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            SUN CHEMICAL CORPORATION



     Sun Chemical Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

     The amendment to the Corporation's Restated Certificate of Incorporation set forth in the following resolution approved by the Corporation's Board of Directors and stockholders was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware:

     RESOLVED, that the Restated Certificate of Incorporation of the Corporation be and it is amended by changing Article
FOURTH to read as follows:

     FOURTH: Capital Stock.

     A. Classes and Number of Shares. The total number of shares of all classes of stock which the corporation shall have authority to issue is 31,825,000 shares. The classes and the aggregate number of shares of stock of each class which the Corporation shall have authority to issue are as follows:

        25,000,000 shares of Class A Common Stock, no par value (the "Class A Common Stock"); 5,000,000 shares of Class
B Common Stock, no par value (the "Class B Common Stock"); and

          1,825,000 shares of Preferred Stock, one dollar ($1.00) par value (the "Preferred Stock"). Each share of Common Stock, par value $1.00 per share, of Sun outstanding, immediately prior to the effectiveness of this reclassification amendment on December 19, 1986 and each share of such Common Stock reserved for issuance shall be reclassified immediately into one-half share of Class A Common Stock and one-half share of Class B Common Stock.

     B. Powers and Rights of the Class A Common Stock and the Class B Common Stock.

     1. Voting Rights and Powers. With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of Class A Common Stock and the holders of any outstanding shares of Class B Common Stock shall vote together (together with the holders of any outstanding shares of Preferred Stock entitled to vote with the Class A Common Stock and the Class B Common Stock) without regard to class, and every holder of the outstanding shares of Class A Common Stock shall be entitled to cast thereon one (1) vote in person or by proxy for each share of Class A Common Stock held in his name, and every holder of any outstanding shares of Class B Common Stock shall be entitled to cast thereon ten (10) votes in person or by proxy for each share of Class B Common Stock held in his name.

     In addition to any other votes as may be required by law, the Class A Common Stock, voting separately as a class, will be required to approve (i) the authorization of any new class of capital stock which is entitled to more than one vote per share, (ii) any increase in the votes per share of Class B Common Stock or the number of shares of Class A Common Stock into which the shares of Class B Common Stock are convertible, or (iii) any proposed Amendment to this Restated Certificate of Incorporation that would adversely affect the dividends on shares of Class A Common Stock or the voting rights of the Class A Common Stock.

     2. Dividends and Distributions.

          a. Cash Dividends. Cash dividends shall be payable to holders of Class A Common Stock and Class B Common Stock only as and when declared by the Board of Directors. Subject to the foregoing, cash dividends declared on shares of Class A Common Stock in any calendar year beginning on or after January 1, 1987 and ending on or before December 31, 1991 shall not be less than ten cents ($0.10) higher per share annually than the annual amount of cash dividends per share declared in such calendar year on shares of Class B Common Stock. Without limiting the provisions of the preceding sentence, the Board of Directors will not declare any cash dividend on shares of Class B Common Stock in any such calendar year unless at the same time it declares a cash dividend on shares of Class A Common stock (payable on the same payment date as the dividends then being declared on the Class B Common Stock) in an amount that is higher than the cash dividend then being declared on the Class B Common Stock by at least ten cents ($0.10) per share divided by the sum of
(i) the number of cash dividend payments theretofore declared and then being declared in such calendar year on shares of Class B Common Stock plus (ii) the number of cash dividend payments which the Board of Directors anticipates that it will thereafter declare in such calendar year on shares of Class B Common Stock.

     Notwithstanding the foregoing, in the event that in any such calendar year the Board of Directors does not declare any cash dividends on shares of Class B Common Stock, the ten cents ($0.10) per share dividend differential with respect to such calendar year that would have been applicable if the Board of Directors had declared cash dividends on shares of Class B Common Stock in such calendar year shall not be added to the dividend differential, if any, applicable to any succeeding year or years.

          From and after January 1, 1992, the Board of
Directors shall not declare any cash dividends on shares of Class B Common Stock unless it also declares at the same time (and payable on the same date as the payment date for such dividends on Class B Common Stock) a cash dividend on shares of Class A Common Stock in an amount per share that is at least equal to the amount of dividends then being declared per share on the Class B Common Stock.

          b. Other Dividends and Distributions. Each share of Class A Common Stock and each share of Class B Common Stock shall be equal in respect of rights to dividends (other than cash) and distributions, when and as declared in the form of stock or other property of the Corporation, except that in the case of dividends or other distributions payable in stock of the Corporation other than the Preferred Stock, including distributions pursuant to stock split-ups or divisions, which occur after the date shares of Class B Common Stock are first issued by the Corporation, only shares of Class A Common Stock shall be distributed with respect to the Class A Common Stock and only shares of Class B Common Stock shall be distributed with respect to the Class B Common Stock.

     3. Other Rights. Except as otherwise required by the General Corporation Law of the State of Delaware or as otherwise provided in this Restated Certificate of Incorporation, each share of Class A Common Stock and each share of Class B Common Stock shall have identical powers, preferences and rights, including rights in liquidation.

     4. Issuance of the Class A Common Stock and the Class B
Common Stock.

          a. Initial Issuance. The Board of Directors may authorize by resolution the manner in which shares of Class A Common Stock and Class B Common Stock shall initially be issued and may set such terms and conditions as it deems appropriate or advisable with respect thereto, without any vote or other action by the stockholders, except as otherwise required by law. Such initial issuance of the Class B Common Stock shall only be to the then holders of the cancelled Common Stock, par value $1.00 per share, of the Corporation.

          b. Subsequent Issuance. Following the initial issuance, the Board of Directors of the Corporation may from time to time authorize by resolution the issuance of any or all shares of Class A Common Stock herein authorized in accordance with the terms and conditions set forth in this Restated Certificate of Incorporation for such purposes, in such amounts, to such persons, corporations or entities, and for such consideration, all as the Board of Directors in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law. At any time shares of Class B Common Stock are outstanding, the Board of Directors may issue shares of Class A Common Stock in the form of a distribution or distributions pursuant to a stock dividend on or split-up of the shares of Class A Common Stock only to the then holders of the outstanding shares of Class A Common Stock and in conjunction with and in the same ratio as a stock dividend on or split-up of the shares of Class B Common Stock.

          Following initial issuance, the Board of Directors may only issue shares of Class B Common Stock in the form of a distribution or distributions pursuant to a stock dividend on or split-up of the shares of Class B Common Stock and only to the then holders of the outstanding shares of Class B Common Stock in conjunction with and in the same ratio as a stock dividend on or split-up of the shares of Class A Common Stock.

     5. Conversion of the Class B Common Stock. Each share of Class B Common Stock may at any time be converted at the election of the holder thereof into one fully-paid and nonassessable share of Class A Common Stock. Any holder of shares of Class B Common Stock may elect to convert any or all of such shares at one time or at various times in such holder's discretion. Such right shall be exercised by the surrender of the certificate or certificates representing each share of Class B Common Stock to be converted to the agent for the registration of transfer of shares of Class B Common Stock (the "Transfer Agent"), at its office, or to the Corporation, at its principal executive offices, accompanied by a written notice of the election by the holder thereof to convert and (if so required by the Transfer Agent or by the Corporation) by instruments of transfer, in form satisfactory to the Transfer Agent and to the Corporation, duly executed by such holder or his duly authorized attorney. The issuance of a certificate or certificates for shares of Class A Common Stock upon conversion of shares of Class B Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate or certificates is or are to be issued in a name other than that of the holder of the share or shares of Class B Common Stock converted, the person or persons requesting the issuance thereof shall pay to the Transfer Agent or to the Corporation the amount of any tax which may be payable in respect of any such transfer, or shall establish to the satisfaction of the Transfer Agent or of the Corporation that such tax has been paid. As promptly as practicable after the surrender for conversion of a certificate or certificates representing shares of Class A Common Stock and the payment of any tax as hereinbefore provided, the Corporation will deliver or cause to be delivered at the office of the Transfer Agent to, or upon the written order of, the holder of such certificate or certificates, a certificate or certificates representing the number of shares of Class A Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the certificate or certificates representing shares of Class B Common Stock (if on such date the transfer books of the Corporation shall be closed, then immediately prior to the close of business on the first date thereafter that said books shall be open), and all rights of such holder arising from ownership of shares of Class B Common Stock shall cease at such time, and the person or persons in whose name or names the certificate or certificates representing shares of Class A Common Stock is or are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock at such time and shall have and may exercise all the rights and powers appertaining thereto.

     No adjustments in respect of past cash dividends shall be made upon the conversion of any share of Class B Common Stock; provided, however, that if any shares of Class B Common Stock shall be converted subsequent to the record date for the payment of a cash or stock dividend or other distribution on shares of Class A Common Stock and Class B Common Stock but prior to such payment, the registered holder of such shares at the close of business on such record date shall be entitled to receive the cash or stock dividend or other distribution payable to holders of Class A Common Stock.

     The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Class A Common Stock, solely for the purpose of effecting the conversion of Class B Common Stock, the full number of shares of Class A Common Stock then deliverable upon the conversion of all Class B Common Stock at the time outstanding.

     If any shares of Class A Common Stock require registration with or approval of any governmental authority under any federal or state law before such shares of Class A Common Stock may be issued upon conversion, the Corporation will cause such shares to be duly registered or approved, as the case may be. The Corporation will endeavor to list shares of Class A Common Stock required to be delivered upon conversion, prior to such delivery, upon any national securities exchange or national market system on which the outstanding shares of Class A Common Stock may be listed at the time of such delivery. All shares of Class A Common Stock which may be issued upon conversion of shares of Class B Common Stock will, upon issue, be fully paid and nonassessable.

     C. Preferred Stock. The Board of Directors is authorized in its sole discretion, subject only to limitations prescribed by law and the provisions of this Article Fourth, to provide for the issuance of the Preferred Stock in series, to establish the number of shares to be included in each such series, to fix the designation, powers, preferences, rights, qualifications, limitations and restrictions pertaining to the Preferred Stock, or any series thereof, and to cause a certificate of designation to be filed pursuant to the General Corporation Law of the State of Delaware effecting such actions taken by the Board of Directors hereunder.

     The Board of Directors of the Corporation may from time to time authorize by resolution the issuance of any or all shares of the Preferred Stock herein authorized in accordance with the terms and conditions set forth in this Restated Certificate of Incorporation for such purposes, in such amounts, to such persons, corporations or entities, for such consideration, and in one or more series, all as the Board of Directors in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law.

     D. Authority of Board of Directors Regarding Issuance of Securities. The Board of Directors of the Corporation, subject to the limitations contained in Paragraph B of this Article Fourth and the limitations, if any, imposed by the holders of Preferred Stock shall have authority to authorize the issuance from time to time without any vote or other action by the stockholders, of all or any shares of the stock of the Corporation of any class now or hereafter authorized, part paid receipts or allotment certificates in respect of any such shares and any securities convertible into or exchangeable for any such shares (whether such shares, receipts, certificates or securities be unissued, or issued and thereafter acquired by the Corporation, unless in the case of acquired or redeemed shares, the Corporation is required to retire the same), in each case to such corporations, associations, partnerships, individuals or others, for such consideration and on such terms as the Board of Directors from time to time in its discretion lawfully may determine, without offering the same or any part thereof to holders of any stock of the Corporation of any class now or hereafter authorized. In the discretion of the Board of Directors any such shares, receipts, certificates or securities which the Board of Directors shall have authority to issue, may be offered from time to time to the holders of any class or classes of stock (or of any one or more series thereof) to the exclusion of the holders of any or all other classes of stock (or series thereof) at the time outstanding.

     E. Rights or Options to Securities. The Corporation, subject to the limitations contained in Paragraph B of this Article Fourth and the limitations, if any, imposed by the holders of Preferred Stock, upon vote of the Board of Directors, without any vote or consent of the stockholders of any class or classes, from time to time may grant rights or options to subscribe for, purchase or otherwise acquire any shares of stock of the Corporation of any class now or hereafter authorized or any bonds or other obligation of the Corporation. Such rights or options (a) may relate to such amounts of any class or classes of such securities, may be exercisable within such periods, or without limit as to time, at such price or prices and otherwise upon such terms and conditions and may confer such rights and privileges, (b) may be granted for such consideration and on such terms and conditions, and to such corporations, associations, partnerships, individuals, or others, or to the bearers or registered holders of such warrants or other instruments evidencing such rights or options (without offering the same or any part thereof to the holders of any stock of the Corporation of any class now or hereafter authorized), and (c) may be granted separately or in connection with the issuance of any bonds, debentures, notes or other evidences of indebtedness or shares of stock of the Corporation of any class now or hereafter authorized, or otherwise, all as the Board of Directors may determine. In the discretion of the Board of Directors any such rights or options which the Board of Directors shall have the authority to issue may be granted from time to time to the holders of any class or classes of stock (or of any one or more series thereof) to the exclusion of the holders of any or all other classes of stock (or series thereof) at the time outstanding. Nothing in this Paragraph E shall be deemed to authorize the issuance of shares of capital stock of the Corporation of any class having a par value for a consideration less than the par value thereof.

     F. Closing Transfer Books; Record Dates. Nothing contained in this Article Fourth shall prejudice any power which the Board of Directors may otherwise have to close the stock transfer books of the Corporation or prejudice any right which the Corporation may otherwise have to fix in its by-laws, or provide in its by-laws that the Board of Directors shall be authorized to fix, record dates for the determination of stockholders entitled to notice of, and to vote at, meetings of stockholders or any adjournment thereof, are entitled to receive dividends, or to any allotment of rights, or to exercise rights in respect of any change, conversion or exchange of capital stock, or to give a consent for any purpose, and to provide that in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

     G. Descriptive Headings. The descriptive headings of the several Paragraphs of this Article Fourth are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, Sun Chemical Corporation has caused this Certificate to be executed by Norman E. Alexander, Chairman of the Board of Directors, and attested by Bernard M.
Jaffe, Secretary, this 19th day of December, 1986.


                            SUN CHEMICAL CORPORATION


                            By /s/ Norman E. Alexander
                               -----------------------------
                               Norman E. Alexander, Chairman


Attest:

/s/ Bernard M. Jaffe
---------------------------
Bernard M. Jaffe, Secretary

                            CERTIFICATE OF AMENDMENT
                                       of
                          CERTIFICATE OF INCORPORATION
                                       of
                            SUN CHEMICAL CORPORATION

                          -----------------------------


     We, the undersigned, being the Senior Executive Vice
President and the Senior Vice President and Secretary, respectively, of SUN CHEMICAL CORPORATION, a Delaware corporation (the "Corporation"), do hereby certify as follows:

     FIRST: That the Certificate of Incorporation of the Corporation is hereby amended by amending Article First to read in its entirety as follows:

     The name of the corporation is SEQUA CORPORATION.

     SECOND: That the foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of Delaware.

     IN WITNESS WHEREOF, we have signed and attested this Certificate this 7th day of May, 1987.


                               /s/ Stuart Z. Krinsly
                               -------------------------
                               Stuart Z. Krinsly
                               Senior Executive Vice President
Attest


/s/ Bernard M. Jaffe
--------------------------------
   Bernard M. Jaffe
   Senior Vice President
     and Secretary